Exhibit 24

CLIFFS NATURAL RESOURCES INC.

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Cliffs Natural Resources Inc., an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Joseph A. Carrabba, Laurie Brlas, Terry Paradie, and George W. Hawk, Jr., or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 relating to the registration of the Registrant’s common shares, par value $0.125 (including the associated rights), with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary, appropriate or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 12th day of May 2009.

/s/ Joseph A. Carrabba	/s/ Laurie Brlas
Joseph A. Carrabba Chairman, President, Chief Executive Officer and Director	Laurie Brlas Executive Vice President and Chief Financial Officer

/s/ Ronald C. Cambre	/s/ Susan M. Cunningham
Ronald C. Cambre Director	Susan M. Cunningham Director

/s/ Barry J. Eldridge	/s/ Susan M. Green
Barry J. Eldridge Director	Susan M. Green Director

/s/ Francis R. McAllister
James D. Ireland, III Director	Francis R. McAllister Director

/s/ Roger Phillips	/s/ Richard K. Riederer
Roger Phillips Director	Richard K. Riederer Director

/s/ Alan Schwartz
Alan Schwartz Director